Exhibit 10.1
AMENDMENT NO. 3
(Amended and Restated Credit Agreement)

This Amendment No. 3 ("Agreement") dated as of May 7, 2009 ("Effective Date") is among Abraxas Energy Partners, L.P., a Delaware limited partnership ("Borrower"), the lenders party to the Credit Agreement described below from time to time as Lenders, and Société Générale, as Administrative Agent (in such capacity, the "Administrative Agent") and as Issuing Lender (in such capacity, the "Issuing Lender").

RECITALS

A.                      The Borrower, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of January 31, 2008, as amended by that certain Amendment No. 1 dated as of January 16, 2009 and that certain Amendment No. 2 dated as of April 30, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary).

B.                      Contemporaneously herewith, the Borrower, the Subordinated Agent and the Subordinated Lenders (each as defined in the Credit Agreement) propose to make certain amendments to the Subordinated Credit Agreement (as defined in the Credit Agreement) pursuant to that certain Amendment No. 3 dated as of May 7, 2009 (the "Subordinated Credit Agreement Amendment") among the Borrower, the Subordinated Agent and the Subordinated Lenders.

C.                      The Borrower has requested that the Lenders (a) consent to (i) the Subordinated Credit Agreement Amendment, (ii) the terms of that certain Amendment No. 2 to Intercreditor and Subordination Agreement dated as of May 7, 2009 (the "Intercreditor Amendment") among the Administrative Agent, the Subordinated Agent, the Borrower and the Guarantors, and (iii) a refinancing of the Subordinated Debt, and (b) make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1                                Terms Defined Above.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.2                                Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles,

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Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

CONSENT

Section 2.1                                Consent; Acknowledgment; Agreement.  Subject to the terms of this Agreement, the Administrative Agent and the Lenders hereby consent to (a) the execution and delivery of the Subordinated Credit Agreement Amendment and the terms and conditions thereof, (b) the execution and delivery of the Intercreditor Amendment and the terms and conditions thereof, and (c) a refinancing in full and not in part of the Subordinated Debt; provided that (i) any such refinancing is on terms and subject to documentation satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, (ii) any such refinancing is subject to an intercreditor and subordination agreement in form and substance satisfactory to the Administrative Agent and the Lenders in their sole discretion, (iii) the principal amount of any such refinancing does not exceed $20,000,000 in the aggregate at any time, (iv) any such refinancing does not have a maturity date that is on or earlier than July 31, 2012, (v) any such refinancing does not have any sinking fund payments, scheduled principal payments, or mandatory redemption obligations that are due on or prior to July 31, 2012, (vi) any such refinancing does not impose any representation, warranty, covenant, condition, mandatory prepayment, event of default, remedy or other provision similar to the foregoing that is more restrictive or burdensome than the terms and provisions of the Credit Agreement, and (vii) any such refinancing and repayment of the Subordinated Debt complies with the terms of the Intercreditor Agreement, including without limitation Section 2.01 of the Intercreditor Agreement.  The consents by the Lenders and by the Administrative Agent described in this Section 2.01 are collectively referred to herein as the "Consents."  The Consents are contingent upon the satisfaction of the conditions precedent described in Article VI below.  Such Consents are strictly limited to the extent described herein.  Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consents provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to any provision of the Credit Agreement or any other Loan Document.  The descriptions herein of the Consents are based upon the information provided to the Lenders on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, such Consent shall not be deemed to apply to such activity, event or circumstance.  The failure of the Lenders to give notice to the Borrower of any such Defaults or Events of Default is not intended

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to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

ARTICLE III.

AMENDMENTS

Section 3.1                                Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                The defined term "Applicable Margin" is deleted in its entirety and replaced with the following:

"Applicable Margin" means, with respect to any Advance, (a) during such times as any Event of Default exists, 3% per annum plus the rate per annum otherwise applicable under clause (b) below, and (b) at all other times, the rate per annum set forth below for the relevant Type of such Advance based on the relevant Utilization applicable from time to time:

Utilization	Eurodollar Rate Advances	Reference Rate Advances
Less than or equal to 25%	2.50%	1.50%
Greater than 25% but less than 50%	2.75%	1.75%
Equal to or greater than 50% but less than 75%	3.00%	2.00%
Equal to or greater than 75% but less than 85%	3.25%	2.25%
Equal to or greater than 85%	3.50%	2.50%

The Applicable Margin for any Advance shall change when and as the relevant date or Utilization changes and when and as any such Event of Default commences or terminates.

(b)                                The following new terms are added in alphabetical order:

"Amendment No. 3 Effective Date" means May 7, 2009.

"May 14, 2009 Payment Amount" means an amount equal to the lesser of (a) the amount of the cash distribution made by the Borrower to Abraxas Energy Investments, LLC on or about February 14, 2009 attributable to the fourth quarter of 2008 and (b) $2,250,000.

Section 3.2                                Section 2.02(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)Borrowing Base.  The Borrowing Base in effect as of the Amendment No. 3 Effective Date has been set by the Administrative Agent and the

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Lenders and acknowledged by the Borrower as $130,000,000.  Such Borrowing Base shall remain in effect until it is reduced pursuant to Section 2.02(e).  The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(d) and is subject to periodic redetermination or reduction pursuant to Sections 2.02(b), 2.02(c), 2.02(e) and 6.04(b).

Section 3.3                                Section 2.02 of the Credit Agreement is hereby amended by adding a new subsection (e) to the end thereof as follows:

(e)May 14, 2009 Reduction Amount.  The Borrowing Base shall be reduced as of May 14, 2009 by an amount equal to the May 14, 2009 Payment Amount.

Section 3.4                                Section 2.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 2.06.  Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest thereon, in installments in the aggregate amounts and on the dates indicated as follows or on such earlier date pursuant to Section 7.02 or Section 7.03:

Date	Amount
May 14, 2009	May 14, 2009 Payment Amount
Maturity Date	all remaining principal, interest, fees and other amounts owing in respect of the Advances

Section 3.5                                Section 7.01 of the Credit Agreement is hereby amended by (1) deleting "or" at the end of subsection (o), (2) deleting the period at the end of subsection (p) and replacing it with "; or", and (3) inserting the following new subsection (q):

(q)           APC Letter of Credit.  (i) the Borrower fails to receive a letter of credit in its favor on terms, including draw conditions, satisfactory to all of the Lenders in their sole discretion and from an issuer satisfactory to all of the Lenders in their sole discretion, in the amount of the May 14, 2009 Payment Amount (the "APC Letter of Credit"), (ii) the Borrower fails to draw on the APC Letter of Credit on or before May 14, 2009, or (iii) the Borrower fails to use the proceeds of such draw to repay the Advances on May 14, 2009 in accordance with Section 2.06; provided that if the Borrower repays such Advances with funds received from APC, failure to comply with (i), (ii) or (iii) shall not constitute an Event of Default.

ARTICLE IV.

AGREEMENT

Section 4.1                                Consent Fee.  In connection with this Agreement, the Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Commitment a consent

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fee in an amount equal to $2,400,000 (the "Consent Fee").  The Consent Fee shall be due and payable on July 1, 2009.  Notwithstanding the foregoing, if the Borrower repays the Subordinated Debt in full in accordance with the terms of the Intercreditor Agreement on or before July 1, 2009, the Consent Fee shall be waived and the Borrower shall not be required to pay such fee.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.1                                Representations and Warranties.  The Borrower represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of  the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's obligations under the Loan Documents.

ARTICLE VI.

CONDITIONS

This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

Section 6.1                                Documentation.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, the Issuing Lender and the Required Lenders (except as to Section 2.1(b) which shall have been consented to in writing by all of the Lenders) and (b) the Intercreditor Amendment.

Section 6.2                                Subordinated Credit Agreement Amendment.  The Administrative Agent shall have received true and correct copies of the fully-executed Subordinated Credit Agreement Amendment and such agreement shall have become effective.

Section 6.3                                No Default.  No Default shall have occurred and be continuing as of the Effective Date.

Section 6.4                                Representations.  The representations and warranties in this Agreement shall be true and correct in all material respects.

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Section 6.5                                Fees and Expenses.  The Borrower shall have paid all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

ARTICLE VII.

MISCELLANEOUS

Section 7.1                                Effect on Loan Documents; Acknowledgments.

(a)                                The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)                                The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)                                Each of the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent and amendment granted hereunder.

(d)                                This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7.2                                Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 7.3                                Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower, the Administrative Agent, the Issuing Lender and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 7.4                                Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

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Section 7.5                                Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.6                                RELEASE.  THE BORROWER ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT.  IN ADDITION, EACH OF THE BORROWER AND ITS SUBSIDIARIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AGREEMENT.  EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 7.6, AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

Section 7.7                                Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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